UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): December 13, 2016

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of the stockholders (the “Meeting”) of Towerstream Corporation (the “Company”) was held on December 13, 2016. A total of 6,055,668 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) Election of the four (4) directors nominated by the Company to hold office until the next annual meeting of stockholders.

The four nominees were elected and the votes were cast as follows:

Nominee	For	Against	Abstain	Broker non-votes
Philip Urso	1,646,592	451,360	25,142	3,932,574

Howard L. Haronian	1,607,253	485,540	30,256	3,932,619

Paul Koehler	1,622,972	439,943	60,184	3,932,569

William J. Bush	1,621,936	440,973	60,140	3,932,619

(ii) Ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The proposal was ratified and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,341,191	579,690	134,787	0

(iii) Approval of the Company’s 2016 Non-Executive Equity Incentive Plan, including the reservation of 250,000 shares of common stock thereunder.

The plan was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
1,324,615	777,486	20,943	3,932,624

(iv) Authorization of an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares available for issuance thereunder to 1,435,000 from 682,000.

The amendment was authorized and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
1,255,598	841,336	26,210	3,932,524

As of the record date for the Meeting, 8,820,715 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: December 15, 2016	By:	/s/ Philip Urso
Philip Urso
Interim Chief Executive Officer